UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2008

PILGRIM'S PRIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4843 US Hwy. 271 N., Pittsburg, Texas	75686-0093
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (903) 434-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On September 26, 2008, Pilgrim's Pride Corporation (the "Company") obtained temporary waivers of the Company's anticipated non-compliance with its fixed charge coverage ratio under its principal credit facilities as of the fiscal year ending September 27, 2008.  Specifically, on September 26, 2008, the Company entered into: (i) a Limited Duration Waiver of Potential Defaults and Events of Default under Credit Agreement (the "CoBank Waiver") by and among the Company, CoBank, ACB, as administrative agent ("CoBank"), and the other syndication parties signatory thereto (collectively with CoBank, the "CoBank Lending Group"), waiving certain potential defaults and events of default relating to the anticipated non-compliance with the fixed charge coverage ratio covenant under the 2006 Amended and Restated Credit Agreement dated as of September 21, 2006, as amended (the "CoBank Agreement"); (ii) a Limited Duration Waiver Agreement (the "BMO Waiver") by and among the Company, To-Ricos, Ltd., To-Ricos Distribution, Ltd., Bank of Montreal, as administrative agent, and certain other bank parties thereto (such bank parties, collectively with Bank of Montreal, the "BMO Lending Group"), waiving certain potential defaults and events of default relating to the anticipated non-compliance with the fixed charge coverage ratio covenant under the Fourth Amended and Restated Secured Credit Agreement dated as of February 8, 2007, as amended (the "BMO Agreement"); and (iii) a Limited Duration Waiver Agreement (the "RPA Waiver") by and among the Company, Pilgrim's Pride Funding Corporation ("Pilgrim's Pride Funding"), BMO Capital Markets Corp., as administrator ("BMO Capital Markets"), and Fairway Finance Company, LLC ("Fairway") waiving certain events of termination and termination events relating to the anticipated non-compliance with the fixed charge coverage ratio covenant under the Amended and Restated Receivables Purchase Agreement (defined below).  Additionally, on September 26, 2008, the Company entered into an Amended and Restated Receivables Purchase Agreement (the "Amended and Restated Receivables Purchase Agreement") among the Company, Pilgrim's Pride Funding, BMO Capital Markets, as administrator, and the various purchasers and purchaser agents from time to time parties thereto.  The foregoing waivers and agreements are collectively referred to herein as the "Credit Documents."

Below is a description of certain terms and conditions of each of the following Credit Documents:

CoBank Waiver

Pursuant to the CoBank Waiver, for the period beginning on September 26, 2008 and ending on October 28, 2008 (the "Waiver Period"), the CoBank Lending Group has granted the Company a waiver of potential defaults and events of default of the Company's covenant to maintain a certain minimum fixed charge coverage ratio under the CoBank Agreement.  In addition, under the CoBank Waiver, (i) during the Waiver Period, unless otherwise approved by the CoBank Lending Group and the BMO Lending Group, the Company will maintain aggregate undrawn commitments under the CoBank Agreement and the BMO Agreement of at least $100 million; (ii) the Company will pledge specified additional property, including giving a second lien on the Company's inventory securing its obligations under the BMO Agreement, as collateral under the CoBank Agreement; (iii) during the Waiver Period, the Company will obtain and pay loans under the CoBank Agreement and the BMO Agreement only on a pro rata basis and will use its best efforts to utilize fully the funding available under the Amended and Restated Receivables Purchase Agreement; and (iv) during the Waiver Period, the Company will be unable to convert any portion of the outstanding Revolving Loan (as defined in the CoBank Agreement) into a term loan or add additional collateral to the available amount under the CoBank Agreement for borrowing availability purposes.  The above discussion is a summary of certain terms and conditions of the CoBank Waiver and is qualified in its entirety by the terms and conditions of the CoBank Waiver and the CoBank Agreement.  For the complete terms and conditions of the CoBank Waiver summarized in this report, please refer to the CoBank Waiver attached hereto as Exhibit 10.1 and incorporated by reference herein.

BMO Waiver

Pursuant to the BMO Waiver, the BMO Lending Group has granted the Company a waiver for the Waiver Period of potential defaults and events of default of the Company's covenant to maintain a certain minimum fixed charge coverage ratio under the BMO Agreement.  In addition, under the BMO Waiver, (i) during the Waiver Period, unless otherwise approved by the BMO Lending Group and the CoBank Lending Group, the Company will maintain aggregate undrawn commitments under the BMO Agreement and the CoBank Agreement of at least $100 million; (ii) the Company will pledge specified additional property, including giving a second lien on certain property of the Company securing its obligations under the CoBank Agreement, as collateral under the BMO Agreement; and (iii) during the Waiver Period, the Company will obtain and pay loans under the BMO Agreement and the CoBank Agreement only on a pro rata basis.  The above discussion is a summary of certain terms and conditions of the BMO Waiver and is qualified in its entirety by the terms and conditions of the BMO Waiver and the BMO Agreement.  For the complete terms and conditions of the BMO Waiver summarized in this report, please refer to the BMO Waiver attached hereto as Exhibit 10.2 and incorporated by reference herein.

RPA Waiver

Pursuant to the RPA Waiver, BMO Capital Markets and Fairway have granted the Company a waiver for the Waiver Period of its non-compliance with its covenant to maintain a minimum fixed charge coverage ratio under the Amended and Restated Receivables Purchase Agreement.  In addition, under the RPA Waiver, (i) during the Waiver Period, unless otherwise approved, the Company will maintain aggregate undrawn commitments under the CoBank Agreement and the BMO Agreement of at least $100 million and (ii) the Company will be required to enter into new lockbox agreements.  The above discussion is a summary of certain terms and conditions of the RPA Waiver and is qualified in its entirety by the terms and conditions of the RPA Waiver and the Amended and Restated Receivables Purchase Agreement.  For the complete terms and conditions of the RPA Waiver summarized in this report, please refer to the RPA Waiver attached hereto as Exhibit 10.3 and incorporated by reference herein.

The effectiveness of the waiver contained in the CoBank Waiver, the BMO Waiver and the RPA Waiver is conditioned upon, among other things, the Company's continued compliance with the Company's obligations under the Credit Documents.  Upon expiration or any termination of the Waiver Period, unless extended or the Credit Documents are amended, the waivers contained in the CoBank Waiver, the BMO Waiver and the RPA Waiver will no longer be effective and an event of default or event of termination will exist under the Credit Documents permitting the CoBank Lending Group, the BMO Lending Group and BMO Capital Markets to exercise their remedies and preclude the Company from drawing funds or selling additional receivables under the Credit Documents.

Amended and Restated Receivables Purchase Agreement

The Amended and Restated Receivables Purchase Agreement amended and restated the Receivables Purchase Agreement dated as of June 26, 1998, as amended (the "Original Receivables Purchase Agreement"), among the Company, Pilgrim's Pride Funding, Fairway and BMO Capital Markets.  Under the terms of the Amended and Restated Receivables Purchase Agreement and related documents (the "Program"), the Company and certain of its subsidiaries routinely sell a pool of accounts receivable from customers, on a revolving basis, to Pilgrim's Pride Funding, which is a bankruptcy-remote special purpose entity subsidiary of the Company.  Pilgrim's Pride Funding then sells undivided interests in the receivables to an outside conduit, which has committed, under certain circumstances and subject to certain conditions, to purchase undivided interests in those receivables.  The assets of Pilgrim's Pride Funding are not available to satisfy creditors of any other person, including the Company or any of its subsidiaries.  Unless and until a termination event occurs under the Amended and Restated Receivables Purchase Agreement, the Company retains servicing responsibility over all receivables subject to the Program.  The Amended and Restated Receivables Purchase Agreement did not amend the purchase limit under the Original Receivables Purchase Agreement.

Receivables in the Program are subject to customary criteria, limits and reserves.  The Amended and Restated Receivables Purchase Agreement includes customary representations, restrictive covenants and events of termination.  Although Pilgrim's Pride Funding will bear the risk of non-payment of receivables, the Company has agreed to indemnify it against certain events.  Neither the Company nor Pilgrim's Pride Funding guarantees collectibility of the receivables or the creditworthiness of obligors.

The Amended and Restated Receivables Purchase Agreement also, among other things, (i) allows more than one conduit to participate in the Program; (ii) requires Pilgrim's Pride Funding to deliver written notice annually if it desires to extend the term of the Program, giving conduits at that time an opportunity to elect to withdraw from participation going forward; (iii) provides for daily monitoring and management of receivables in the Program by BMO Capital Markets; and (iv) gives BMO Capital Markets certain control over lock-box and collection accounts established in connection with the Program.  The amendments contained in the Amended and Restated Receivables Purchase Agreement also addressed various technical matters.

In connection with entering into the Amended and Restated Receivables Purchase Agreement, the Company and Pilgrim's Pride Funding entered into Amendment No. 2 to Purchase and Contribution Agreement dated as of September 26, 2008 ("PCA Amendment No. 2"), which made certain technical amendments to the Purchase and Contribution Agreement dated as of June 26, 1998 between the Company and Pilgrim's Pride Funding, as previously amended, in order to conform that agreement to the Amended and Restated Receivables Purchase Agreement.

The above discussion is a summary of certain terms and conditions of the Amended and Restated Receivables Purchase Agreement and PCA Amendment No. 2 and is qualified in its entirety by the terms and conditions of the Amended and Restated Receivables Purchase Agreement and PCA Amendment No. 2.  For the complete terms and conditions of the Amended and Restated Receivables Purchase Agreement and PCA Amendment No. 2 summarized in this report, please refer to the Amended and Restated Receivables Purchase Agreement and PCA Amendment No. 2 attached hereto as Exhibits 10.4 and 10.5, respectively, and incorporated by reference herein.

Item 7.01.                      Regulation FD Disclosure.

On September 29, 2008, the Company issued a press release announcing temporary waivers of the Company's anticipated non-compliance with its fixed charge coverage ratio under its principal credit facilities as of the fiscal year ending September 27, 2008.  A copy of the press release is furnished pursuant to Regulation FD as Exhibit 99.1 to this report.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

10.1
Limited Duration Waiver of Potential Defaults and Events of Default under Credit Agreement dated September 26, 2008 by and among Pilgrim's Pride Corporation, as borrower, CoBank, ACB, as administrative agent, and the other syndication parties signatory thereto.

10.2
Limited Duration Waiver Agreement dated as of September 26, 2008 by and among Pilgrim's Pride Corporation, as borrower, Bank of Montreal, as administrative agent, and certain other bank parties thereto.

10.3
Limited Duration Waiver Agreement dated as of September 26, 2008 by and among Pilgrim's Pride Corporation, Pilgrim's Pride Funding Corporation, BMO Capital Markets Corp., as administrator, and Fairway Finance Company, LLC.

10.4
Amended and Restated Receivables Purchase Agreement dated as of September 26, 2008 among Pilgrim's Pride Corporation, Pilgrim's Pride Funding Corporation, BMO Capital Markets Corp., as administrator, and the various purchasers and purchaser agents from time to time parties thereto.

10.5	Amendment No. 2 to Purchase and Contribution Agreement dated as of September 26, 2008 among Pilgrim's Pride Funding Corporation and Pilgrim's Pride Corporation.

99.1	Press Release dated September 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date: September 29, 2008	By: Richard A. Cogdill Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Limited Duration Waiver of Potential Defaults and Events of Default under Credit Agreement dated September 26, 2008 by and among Pilgrim's Pride Corporation, as borrower, CoBank, ACB, as administrative agent, and the other syndication parties signatory thereto.

10.2
Limited Duration Waiver Agreement dated as of September 26, 2008 by and among Pilgrim's Pride Corporation, as borrower, Bank of Montreal, as administrative agent, and certain other bank parties thereto.

10.3
Limited Duration Waiver Agreement dated as of September 26, 2008 by and among Pilgrim's Pride Corporation, Pilgrim's Pride Funding Corporation, BMO Capital Markets Corp., as administrator, and Fairway Finance Company, LLC.

10.4
Amended and Restated Receivables Purchase Agreement dated as of September 26, 2008 among Pilgrim's Pride Corporation, Pilgrim's Pride Funding Corporation, BMO Capital Markets Corp., as administrator, and the various purchasers and purchaser agents from time to time parties thereto.

10.5	Amendment No. 2 to Purchase and Contribution Agreement dated as of September 26, 2008 among Pilgrim's Pride Funding Corporation and Pilgrim's Pride Corporation.
99.1	Press Release dated September 29, 2008.

DALDMS/648585.7